UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Letter Agreement

On February 9, 2005, Health Net announced the appointment of Stephen Lynch, formerly Chief Operating Officer of Health Net’s Western Region, as President, Regional Health Plans. The appointment of Mr. Lynch in his new role was pursuant to an employment letter agreement dated January 19, 2005, with an effective date of January 1, 2005.

The letter agreement provides for Mr. Lynch to receive an annual base salary of $450,000. This base salary is to be reviewed annually, and is subject to Health Net’s right to change Mr. Lynch’s compensation from time to time. Under the letter agreement, Mr. Lynch will be eligible to participate in the Health Net Executive Incentive Plan (also known as the Management Incentive Plan, or MIP), which will provide him the opportunity to earn each plan year up to 80% of his base salary as additional compensation according to the terms of the actual MIP documents. The bonus payment will range from 0% to 200% of target depending upon the actual results achieved, and specific, individually tailored measures will be established by Health Net that must be achieved by Mr. Lynch in order for him to be eligible to receive bonus payments for a given plan year. The letter agreement provides that in the event Mr. Lynch is one of the five highest paid executive officers of Health Net for a given calendar year under applicable federal securities laws, his bonus for that year, if any, will be subject to Health Net’s Performance Based 162(m) Plan in lieu of the MIP.

The letter agreement further provides for Mr. Lynch to be granted, as of the effective date of the agreement, 25,000 restricted shares of Health Net common stock and a non-qualified stock option to purchase 50,000 shares of Health Net common stock, in each case under the applicable Health Net stock option plan and pursuant to form agreements approved by the Compensation and Stock Option Committee of Health Net’s board of directors. Under the letter agreement, the restricted stock is to vest and become non-forfeitable with respect to 50% of the shares upon Mr. Lynch’s achievement of 2005 performance goals set by the company and 50% of the shares upon Mr. Lynch’s achievement of 2006 performance goals set by the company. The Compensation and Stock Option Committee will determine whether Mr. Lynch has achieved his 2005 and 2006 performance goals on or before February 28, 2006 and February 28, 2007, respectively. The letter agreement provides that the stock option is to have an exercise price equal to the closing sales price of Health Net common stock on the effective date of the letter agreement and will expire ten years from the grant date, subject to earlier termination as provided in the stock option agreement and the applicable Health Net stock option plan. The letter agreement provides that the restricted stock and the stock option may be subject to accelerated vesting upon the occurrence of a change in control, as defined under the applicable Health Net stock option plan. Any future stock option and/or restricted share grants to Mr. Lynch are at the discretion of the Committee.

Under the letter agreement, Mr. Lynch is entitled to relocation benefits, including corporate housing for a period of six months, participation in Health Net’s home purchase relocation benefit program and a special benefit payment of $225,000 (grossed up for applicable federal and state taxes) to offset the difference in housing costs between Oregon and California (the “Housing Differential Payment”). In the event Mr. Lynch leaves his employment with Health Net prior to three years from the date of the Housing Differential Payment, he will be required to pay a pro-rata portion of such Housing Differential Payment back to the company. Mr. Lynch will also be entitled to reimbursement of up to $5,000 per year of costs incurred for personal financial counseling services. In addition, the letter agreement provides for Mr. Lynch’s participation in various employee benefit plans, including paid time off, holidays, insurance and Health Net’s 401(k), deferred compensation and tuition reimbursement plans, if he meets the applicable participation requirements.

The letter agreement provides that Mr. Lynch’s employment with Health Net may be terminated by him or Health Net at any time, with or without advance notice and with or without cause (as defined in the letter agreement). The letter agreement provides Mr. Lynch with two potential severance arrangements in the event of a termination of his employment other than due to his death or disability:

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If, at any time within two years after a change in control (as defined in the letter agreement) of Health Net, Mr. Lynch’s employment is terminated by Health Net without cause (as defined in the letter agreement) or Mr. Lynch terminates his employment for good reason (as defined in the letter

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agreement), Mr. Lynch will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the letter agreement, a lump-sum payment equal to 24 months of his then-current base salary, benefit continuation for an initial six-month period and, after expiration of the initial six-month period, benefit continuation, under COBRA, for a period of 18 months and the payment of COBRA premiums for such 18-month period. This severance allowance will be forfeited in the case of a termination by Mr. Lynch for good reason if the company requests in writing, prior to the termination, that Mr. Lynch continue in the employ of Health Net for 90 days following the change in control, and Mr. Lynch voluntarily leaves the employ of Health Net prior to the expiration of that 90-day period.

•	If at any time that is not within two years after a change in control, Mr. Lynch’s employment is terminated by Health Net without cause, Mr. Lynch will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the letter agreement, a lump-sum payment equal to 12 months of his then-current base salary and benefit continuation under COBRA for a period of 12 months with COBRA premiums paid on his behalf.

In the event that Mr. Lynch voluntarily terminates his employment at any time other than for good reason within two years after a change in control of Health Net, the letter agreement provides that he would not be eligible to receive any of the severance benefits under the provisions described in this paragraph.

In the event that Mr. Lynch’s employment is terminated due to death or disability (as defined in the letter agreement), he or his beneficiaries or estate would be entitled under the letter agreement to continuation of medical and dental insurance for a period of 12 months and a lump-sum payment equal to 12 months of his then-current base salary, provided, in the case of termination due to disability, that Mr. Lynch signs a waiver and release of claims substantially in the form prescribed by the letter agreement.

For further information, please see the copy of the employment letter agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Section 5—Corporate Governance and Management

Item	5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2005, Health Net announced the appointment of Stephen Lynch, age 53, as President, Regional Health Plans. In connection with Mr. Lynch’s appointment, Health Net and Mr. Lynch have entered into an employment letter agreement, a description of which is set forth in Item 1.01 of this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. Pursuant to the terms of Mr. Lynch’s employment agreement, his promotion to President, Regional Health Plans is effective January 1, 2005.

In his role as President, Regional Health Plans, Mr. Lynch has assumed day-to-day control over Health Net’s Oregon and California health plans and will report directly to Jay Gellert, President and Chief Executive Officer of Health Net. A copy of the press release announcing Mr. Lynch’s appointment to President, Regional Health Plans is filed as Exhibit 99.1 to this report and incorporated in this Item 5.02 by reference.

Prior to being appointed as President, Regional Health Plans, Mr. Lynch served as Chief Operating Officer for Health Net’s Western Region since June 2004. Prior thereto, Mr Lynch served as President, Health Net of Oregon from August 2001 to June 2004. Prior to his service at Health Net, from 1994 through 2001, Mr. Lynch served in a variety of positions at Pacificare of Oregon, most recently as Vice President and General Manager.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Letter Agreement dated as of January 19, 2005 between Health Net, Inc. and Stephen Lynch

99.1	Press release of Health Net, Inc. dated February 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2005	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary